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                                                                EXHIBIT 1.1

                               AMB PROPERTY, L.P.

                                MEDIUM-TERM NOTES

                                 TERMS AGREEMENT

                                                                  March 2, 2001

AMB Property, L.P.
Pier 1, Bay 1
San Francisco, California  94111

Attention:  General Counsel

         Re: Distribution Agreement dated August 15, 2000 (the "Distribution Agreement") between AMB Property, L.P. and Morgan Stanley & Co. Incorporated and the other Agents named therein


         We agree to purchase your fixed rate Medium-Term Notes (the "Notes") having the following terms:

Principal Amount:  $50,000,000                        Settlement Date: March 7, 2001


Specified Currency:  United States Dollars

                                                      Maturity Date: March 7, 2011

Form:  Book Entry                                     Trade Date:  March 2, 2001

Interest Payment Dates: March 15 and September 15,    Agent's Commission or Discount:
commencing September 15, 2001

Redemption and Repayment: Not subject                 Net Proceeds to Issuer: 99.375% ($49,687,500)
to redemption or repayment prior to maturity
                                                      Authorized Denomination: $1,000 and integral
Price to Public: 100% of principal amount             multiples thereof

Interest Rate: 7.00%                                  Regular Record Dates: February 28 and August 31,
                                                      commencing August 31, 2001

Other/Additional Terms:

THE NOTES WILL INITIALLY BE LIMITED TO $50,000,000
IN AGGREGATE PRINCIPAL AMOUNT. AMB PROPERTY, L.P. MAY
CREATE AND ISSUE ADDITIONAL NOTES WITH THE SAME TERMS AS THE
NOTES ISSUED HEREUNDER SO THAT THE ADDITIONAL NOTES WILL BE
COMBINED WITH THIS INITIAL ISSUANCE OF NOTES.





         With respect to this issuance only, for all purposes with respect to the Notes and the Guarantees and the purchase and issuance thereof, we shall be deemed to be a party to and an Agent under the Distribution Agreement, as reflected on the letter attached as Schedule I hereto, and shall, without limitation of the foregoing, be entitled to the benefit of the representations, warranties, covenants and agreements of AMB Property, L.P. and AMB Property Corporation contained therein. The provisions of Sections 1, 2(b), 2(c), 3 through 6, and 9 through 13 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.


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         This Terms Agreement may be terminated at any time by any party upon the giving of written notice of such termination to the other parties herein, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination. The termination of the Distribution Agreement shall not require termination of this Terms Agreement, and the termination of this Terms Agreement shall not require termination of the Distribution Agreement. This Agreement is also subject to termination on the terms incorporated by reference herein. If this Agreement is terminated, the provisions of Sections 3(h), 6, 9, 10 and 13 of the Distribution Agreement shall survive for the purposes of this Agreement.

         On the Settlement Date, the following information, opinions, certificates, letters and documents referred to in Section 4 of the Distribution Agreement shall be delivered to First Union Securities, Inc. ("First Union"):
(i) reliance letter of Latham & Watkins permitting First Union to rely the opinion of Latham & Watkins, dated December 19, 2000, addressed to the Agents therein, (ii) reliance letter of Tamra D. Browne, General Counsel to AMB Property, L.P., permitting First Union to rely upon the opinion of Tamra D. Browne, dated December 19, 2000, addressed to the Agents therein, (iii) certificate on behalf of the AMB Property Corporation referred to in Section 4(c), (iv) and reliance letter of Arthur Andersen LLP permitting First Union to rely on the comfort letter of Arthur Andersen LLP, dated December 19, 2000, addressed to the Agents therein. In addition, a certificate of the Secretary of AMB Property, L.P. and AMB Property Corporation shall be delivered to First Union.


                                               FIRST UNION SECURITIES, INC.


                                               By: /s/ WILLIAM INGRAM
                                                   --------------------------
                                                   Name:  William Ingram
                                                   Title: Managing Director


ACCEPTED AND AGREED


AMB PROPERTY, L.P.

By:  AMB Property Corporation,
     its General Partner


     By: /s/ DAVID S. FRIES
         --------------------------------
         Name:  David S. Fries
         Title: Executive Vice President



AMB PROPERTY CORPORATION

     By: /s/ DAVID S. FRIES
         --------------------------------
         Name:  David S. Fries
         Title: Executive Vice President



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                                   Schedule I


                                  March 2, 2001



Morgan Stanley & Co. Incorporated
1585 Broadway
New York, N.Y. 10036

and

the other Agents listed on
Exhibit A hereto

         Re: Addition of First Union Securities, Inc. as Agent under Distribution Agreement


Dear Sirs:

         We hereby notify you that we have added First Union Securities, Inc. ("First Union") as an Agent under the Distribution Agreement dated August 15, 2000 between the Agents set forth on Schedule II thereto, AMB Property, L.P. and AMB Property Corporation (the "Distribution Agreement") with respect to the sale (the "Sale") of $50,000,000 principal amount of medium-term notes to First Union as principal. First Union has been added as an Agent only with respect to the Sale. This notice shall constitute a supplement to the Distribution Agreement.

         By signing below, the undersigned Agents under the Distribution Agreement hereby waive the notice specified in Section 11 of the Distribution Agreement with respect to such addition of First Union as an Agent as set forth above.






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                               AMB PROPERTY, L.P.

                               By: AMB Property Corporation,
                                   its General Partner


                                   By:    /s/ David S. Fries
                                       ----------------------------------
                                       Name:  David S. Fries
                                       Title: Executive Vice President


                               AMB PROPERTY CORPORATION


                               By:    /s/ David S. Fries
                                   --------------------------------------
                                   Name:  David S. Fries
                                   Title: Executive Vice President


         Accepted and Acknowledged:

         Morgan Stanley & Co. Incorporated


         By:   /s/ Michael Fusco
             ----------------------------------
             Name: Michael Fusco
             Its:  Principal



         Banc of America Securities LLC

         By:   /s/ Lynn T. McConnell
             ----------------------------------
             Name: Lynn T. McConnell
             Its:  Managing Director


         Banc One Capital Markets, Inc.

         By:   /s/ Katherine Cokic
             ----------------------------------
             Name: Katherine Cokic
             Its:  Associate Director




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         Chase Securities Inc.

         By: /s/ Maria Sramek
             ----------------------------------
             Name: Maria Sramek
             Its:  Vice President



         Merrill Lynch, Pierce, Fenner & Smith Incorporated

         By: /s/ Scott G. Primrose
             ----------------------------------
             Name: Scott G. Primrose
             Its: Authorized Signatory



         J.P. Morgan Securities Inc.

         By: /s/ Maria Sramek
             ----------------------------------
             Name: Maria Sramek
             Its: Vice President



         Salomon Smith Barney Inc.

         By: /s/ Martha D. Bailey
             ----------------------------------
             Name: Martha D. Bailey
             Its: First Vice President







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                                    Exhibit A


Banc of America Securities LLC
101 North Tryon Street
7th Floor
Charlotte, N.C.  28255

Banc One Capital Markets, Inc.
1 Bank One Plaza
Chicago, IL.  60670

Chase Securities Inc.
270 Park Avenue
New York, N.Y.  10017

Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center
North Tower
250 Vesey Street
New York, N.Y.  10281

J.P. Morgan Securities Inc.
60 Wall Street
New York, N.Y.  10260

Salomon Smith Barney Inc.
388 Greenwich Street
32nd Floor
New York, N.Y.  10013